Exhibit 99.1

Contacts:	Roy I. Lamoreaux	Al Swanson
	Manager, Investor Relations	Senior Vice President, CFO
	713/646-4222 – 800/564-3036	713/646-4455 – 800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports

Solid Second-Quarter 2009 Results

(Houston – August 5, 2009) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income of $136 million, or $0.78 per diluted limited partner unit, for the second quarter of 2009 as compared to net income for the second quarter of 2008 of $41 million, or $0.09 per diluted limited partner unit.  The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $246 million for the second quarter of 2009, compared with EBITDA of $147 million for the second quarter of 2008.

The Partnership’s reported results include the impact of items that affect comparability between reporting periods. These items are excluded from adjusted results, as further described in the table below.  Accordingly, the Partnership’s second-quarter 2009 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA were $130 million, $0.74 and $240 million, respectively, as compared to second-quarter 2008 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA of $132 million, $0.83 and $238 million, respectively. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for discussion of EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

“Plains All American reported solid second quarter results,” stated Greg L. Armstrong, Chairman and CEO of Plains All American. “Strong performance from our fee based transportation and facility segments relative to performance in both the second quarter of 2008 and our guidance for the second quarter of this year more than offset weaker relative performance from our marketing segment. These results reinforce the strength, durability and favorable competitive positioning of our asset base and business model, and mark 30 consecutive quarters of delivering results in line with our operating and financial guidance.”

“PAA ended the second quarter with a solid capitalization and $1.3 billion of committed liquidity.  This liquidity position was enhanced by our $500 million offering of three-year senior notes completed in July,” continued Armstrong.  “We continue to maintain a flexible financial posture given the uncertainties in the broader economic and financial environment and believe that our solid positioning will enable us to continue to deliver on our growth plans and to potentially participate in attractive incremental opportunities.”

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

For the first six months of 2009, the Partnership reported net income of $347 million, or $2.18 per diluted limited partner unit, as compared to net income for the first six months of 2008 of $133 million, or $0.64 per diluted limited partner unit. The Partnership reported EBITDA of $567 million for the first six months of 2009, compared with EBITDA of $327 million for the first six months of 2008. Adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA for the first six months of 2009 were $292 million, $1.75 and $512 million, respectively. Adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA for the first six months of 2008 were $235 million, $1.48 and $429 million, respectively.

The following table summarizes selected items that the Partnership believes impact comparability of financial results between reporting periods (amounts in millions, except per unit amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Selected items impacting comparability
Equity compensation charge (1)	$(15)	$(15)	$(25)	$(21)
Inventory valuation adjustments net of gains and losses from related derivative activities (2)	1	—	24	—
Gains/(losses) from other derivative activities (2) (3)	18	(87)	44	(92)
Gains on acquisition-related foreign currency and linefill hedges	—	11	—	11
Net gain on foreign currency revaluation	2	—	12	—
Selected items impacting comparability	6	(91)	55	(102)
Less: GP 2% portion of selected items impacting comparability	—	2	(1)	2
LP 98% portion of selected items impacting comparability	$6	$(89)	$54	$(100)

Impact to basic net income per limited partner unit	$0.05	$(0.75)	$0.43	$(0.84)

Impact to diluted net income per limited partner unit	$0.04	$(0.74)	$0.43	$(0.84)

(1)           The equity compensation charge for the three and six months ended June 30, 2009 and 2008 excludes the portion of the equity compensation expense represented by grants under the LTIP Plans that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units. The portion of the equity compensation expense attributable to the cash portion of the LTIP Plans is approximately $4 million and $3 million for the three months ended June 30, 2009 and 2008, respectively, and approximately $5 million and $3 million for the six months ended June 30, 2009 and 2008, respectively.

(2)           Gains and losses from derivative activities related to revalued inventory are included in the line item “Inventory valuation adjustments net of gains and losses from related derivative activities;” gains and losses from derivative activities not related to revalued inventory are included in the line item “Gains/(losses) from other derivative activities.”

(3)           Gains and losses from other derivative activities for the three-month periods ended June 30, 2009 and 2008 includes losses of approximately $3 million and $2 million, respectively, related to interest rate derivatives, which are included in interest income and other income/(expense), net, but do not impact segment profit. Gains and losses from other derivative activities for both of the six-month periods ended June 30, 2009 and 2008 include losses of approximately less than $1 million, respectively, related to interest rate derivatives, which are included in interest income and other income/(expense), net, but do not impact segment profit.

The following tables present certain selected financial information by segment for the second quarter and first six months reporting periods (amounts in millions):

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

	Three Months Ended			Three Months Ended
	June 30, 2009			June 30, 2008
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing
	Operations	Operations	Operations	Operations	Operations	Operations
Revenues (1)	$238	$85	$4,099	$232	$65	$8,881
Purchases and related costs (1)	(16)	—	(3,951)	(23)	—	(8,819)
Field operating costs (excluding equity compensation charge) (1)	(86)	(27)	(47)	(81)	(25)	(45)
Equity compensation charge - operations	(2)	—	—	(1)	—	—
Segment G&A expenses (excluding equity compensation charge) (2)	(14)	(6)	(17)	(14)	(4)	(16)
Equity compensation charge - general and administrative	(8)	(3)	(6)	(8)	(3)	(6)
Equity earnings in unconsolidated entities	2	3	—	1	3	—
Reported segment profit	$114	$52	$78	$106	$36	$(5)

Selected items impacting comparability of segment profit:
Equity compensation charge (3)	8	2	5	8	2	5
Inventory valuation adjustments net of (gains)/losses from related derivative activities (4)	—	—	(1)	—	—	—
(Gains)/losses from other derivative activities (4) (5)	—	—	(21)	—	—	85
Net gain on foreign currency revaluation	—	—	(2)	—	—	—
Subtotal	8	2	(19)	8	2	90
Segment profit excluding selected items impacting comparability	$122	$54	$59	$114	$38	$85

Maintenance capital	$16	$3	$3	$11	$5	$1

	Six Months Ended			Six Months Ended
	June 30, 2009			June 30, 2008
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing
	Operations	Operations	Operations	Operations	Operations	Operations
Revenues (1)	$464	$162	$7,231	$437	$124	$15,918
Purchases and related costs (1)	(32)	—	(6,854)	(45)	—	(15,739)
Field operating costs (excluding equity compensation charge) (1)	(163)	(54)	(96)	(160)	(48)	(87)
Equity compensation charge - operations	(4)	—	—	(2)	—	—
Segment G&A expenses (excluding equity compensation charge) (2)	(30)	(11)	(33)	(28)	(8)	(32)
Equity compensation charge - general and administrative	(12)	(4)	(10)	(10)	(4)	(8)
Equity earnings in unconsolidated entities	3	5	—	3	4	—
Reported segment profit	$226	$98	$238	$195	$68	$52

Selected items impacting comparability of segment profit:
Equity compensation charge (3)	13	4	8	11	3	7
Inventory valuation adjustments net of (gains)/losses from related derivative activities (4)	—	—	(24)	—	—	—
(Gains)/losses from other derivative activities (4) (5)	—	—	(44)	—	—	92
Net gain on foreign currency revaluation	—	—	(12)	—	—	—
Subtotal	13	4	(72)	11	3	99
Segment profit excluding selected items impacting comparability	$239	$102	$166	$206	$71	$151

Maintenance capital	$30	$9	$4	$25	$10	$2

(1)                           Includes intersegment amounts.

(2)                           Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time.  The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

(3)                           The equity compensation charge for the three and six months ended June 30, 2009 and 2008 excludes the portion of the equity compensation expense represented by grants under the LTIP Plans that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.  The portion of the equity compensation expense attributable to the cash portion of the LTIP Plans is approximately $4 million and $3 million for the three months ended June 30, 2009 and 2008, respectively, and approximately $5 million and $3 million for the six months ended June 30, 2009 and 2008, respectively.

(4)                           Gains and losses from derivative activities related to revalued inventory are included in the line item “Inventory valuation adjustments net of (gains)/losses from related derivative activities;” gains and losses from derivative activities not related to revalued inventory are included in the line item “Gains/(losses) from other derivative activities.”

(5)                           Gains and losses from other derivative activities for the three-month periods ended June 30, 2009 and 2008 includes losses of approximately $3 million and $2 million, respectively, related to interest rate derivatives, which are included in interest income and other income/(expense), net, but do not impact segment profit.  Gains and losses from other derivative activities for both of the six-month periods ended June 30, 2009 and 2008 include losses of approximately less than $1 million, respectively, related to interest rate derivatives, which are included in interest income and other income/(expense), net, but do not impact segment profit.

Adjusted segment profit for the Transportation segment for the second quarter of 2009 increased 7% over corresponding 2008 results due principally to higher average pipeline tariffs, increased loss allowance revenue and a net increase in pipeline volumes.

Adjusted segment profit for the Facilities segment for the second quarter of 2009 increased 42%

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

over corresponding 2008 results primarily due to capacity increases from recently completed capital projects, higher average lease rates across the Partnership’s assets and contributions from recent acquisitions.

Adjusted segment profit for the Marketing segment for the second quarter of 2009 decreased 31% from corresponding 2008 results. This decrease is due to a number of factors including gains on the sale of excess inventory during the second quarter 2008, partially offset by a favorable contango market in the second quarter of 2009.

The Partnership’s basic weighted average units outstanding for the second quarter of 2009 totaled 129 million (130 million diluted) as compared to 120 million (121 million diluted) in last year’s second quarter. At June 30, 2009, the Partnership had approximately 128.9 million units outstanding, long-term debt of approximately $3.4 billion and a long-term debt-to-total capitalization ratio of 48%.

The Partnership has declared a quarterly distribution of $0.905 per unit ($3.62 per unit on an annualized basis) payable August 14, 2009 on its outstanding limited partner units.  This distribution payment represents an increase of approximately 2.0% over the quarterly distribution paid in August 2008 and is unchanged from the May 2009 distribution level.

Prior to its August 6 conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the third quarter and full year 2009. A copy of the Form 8-K will be available on the Partnership’s website at www.paalp.com.

Non-GAAP Financial Measures

In this release, the Partnership’s EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of net income or cash flows from operating activities. EBITDA is presented because we believe it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. We also believe that debt holders commonly use EBITDA to analyze Partnership performance. In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects. Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

A reconciliation of EBITDA to net income and cash flows from operating activities for the periods presented is included in the tables attached to this release. In addition, the Partnership

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliation” link on the Investor Relations page.

Conference Call

The Partnership will host a conference call at 10:00 AM (Central); 11:00 AM (Eastern) on Thursday, August 6, 2009 to discuss the following items:

1.               The Partnership’s second-quarter 2009 performance;

2.               The status of major expansion projects;

3.               Capitalization and liquidity;

4.               Financial and operating guidance for the third quarter and full year 2009; and

5.               The Partnership’s outlook for the future.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

If you are unable to participate in the webcast, please dial 800-230-1074, or, for international callers, 612-332-0820, at approximately 10:55 AM (Eastern). No password is required.  You may access the slide presentation accompanying the conference call a few minutes prior to the call under the Conference Call Summaries portion of the Conference Calls tab of the Investor Relations section of PAA’s website at www.paalp.com.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial 800-475-6701, or, for international callers, 320-365-3844, and replay access code 106797.  The replay will be available beginning Thursday, August 6, 2009, at approximately 12:00 PM (Central) and continue until 11:59 PM (Central) Sunday, September 6, 2009.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products. Through its 50% indirect ownership in PAA Natural Gas Storage LLC, the Partnership is also engaged in the development and operation of natural gas storage facilities. The Partnership is headquartered in Houston, Texas.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things, failure to implement or capitalize on planned internal

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

growth projects; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the success of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline systems; shortages or cost increases of power supplies, materials or labor; the availability of adequate third-party production volumes for transportation and marketing in the areas in which we operate and other factors that could cause declines in volumes shipped on our pipelines by us and third-party shippers, such as declines in production from existing oil and gas reserves or failure to develop additional oil and gas reserves; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; unanticipated changes in crude oil market structure and volatility (or lack thereof); the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; the effects of competition; interruptions in service and fluctuations in tariffs or volumes on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; future developments and circumstances at the time distributions are declared; general economic, market or business conditions and the amplification of other risks caused by deteriorated financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products discussed in the Partnership’s filings with the Securities and Exchange Commission.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

REVENUES	$4,282	$9,060	$7,585	$16,255

COSTS AND EXPENSES
Crude oil, refined products and LPG purchases and related costs	3,829	8,724	6,619	15,560
Field operating costs	160	152	312	297
General and administrative expenses	54	51	100	90
Depreciation and amortization	56	52	114	100

Total costs and expenses	4,099	8,979	7,145	16,047

OPERATING INCOME	183	81	440	208

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	5	4	8	7
Interest expense	(56)	(49)	(107)	(91)
Interest income and other income/(expense), net	2	10	5	12

INCOME BEFORE TAX	134	46	346	136
Current income tax expense	—	(5)	(2)	(6)
Deferred income tax benefit	2	—	3	3

NET INCOME	$136	$41	$347	$133

NET INCOME - LIMITED PARTNERS	$102	$16	$282	$83

NET INCOME - GENERAL PARTNER	$34	$25	$65	$50

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.79	$0.09	$2.20	$0.65

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.78	$0.09	$2.18	$0.64

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	129	120	126	118

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	130	121	127	119

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
OPERATING DATA (1)	2009	2008	2009	2008

Transportation activities (Average Daily Volumes, thousands of barrels):
Tariff activities
All American	42	43	39	45
Basin	440	377	417	370
Capline	204	247	205	218
Line 63/Line 2000	145	160	133	161
Salt Lake City Area Systems (2)	139	96	121	96
West Texas/New Mexico Area Systems (2)	374	382	384	366
Manito	61	72	63	70
Rainbow	181	132	188	66
Rangeland	53	59	56	60
Refined products	91	107	94	111
Other	1,260	1,274	1,201	1,242
Tariff activities total	2,990	2,949	2,901	2,805
Trucking	84	89	86	93
Transportation activities total	3,074	3,038	2,987	2,898

Facilities activities (Average Monthly Volumes):
Crude oil, refined products and LPG storage (average monthly capacity in millions of barrels)	56	52	55	52
Natural gas storage, net to our 50% interest (average monthly capacity in billions of cubic feet)	20	14	18	13
LPG processing (average throughput in thousands of barrels per day)	17	17	16	16
Facilities activities total (average monthly capacity in millions of barrels) (3)	60	55	59	55

Marketing activities (Average Daily Volumes, thousands of barrels):
Crude oil lease gathering purchases	623	672	627	676
Refined products sales	36	24	36	22
LPG sales	60	51	102	93
Waterborne foreign crude oil imported	57	102	57	89
Marketing activities total	776	849	822	880

(1) Volumes associated with acquisitions represent total volumes for the number of days we actually owned the assets divided by the number of days in the period.

(2) The aggregate of multiple systems in the respective areas.  The volumes for the West Texas/New Mexico Area Systems for the three and six months ended June 30, 2008 previously included amounts for the Mesa system, which has been reclassified to “Other” for all periods presented.

(3) Facilities total is calculated as the sum of: (i) crude oil, refined products and LPG storage capacity; (ii) natural gas storage capacity divided by 6 to account for the 6:1 mcf of gas to crude oil barrel ratio; and (iii) LPG processing volumes multiplied by the number of days in the period and divided by the number of months in the period.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In millions)

	June 30,	December 31,
	2009	2008
ASSETS
Current assets	$2,922	$2,596
Property and equipment, net	5,255	5,059
Pipeline linefill in owned assets	429	425
Long-term inventory	127	139
Investment in unconsolidated entities	256	257
Goodwill	1,226	1,210
Other long-term assets, net	344	346

Total assets	$10,559	$10,032

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$3,208	$2,960
Long-term debt under credit facilities and other	4	40
Senior notes, net of unamortized net discount (1)	3,394	3,219
Other long-term liabilities and net deferred credits	247	261

Total liabilities	6,853	6,480

Partners’ capital excluding noncontrolling interest	3,643	3,552
Noncontrolling interest	63	—

Total partners’ capital	3,706	3,552

Total liabilities and partners’ capital	$10,559	$10,032

(1) June 30, 2009 amount excludes $175 million of senior notes that mature in August 2009 which are classified as short term.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(In millions, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Numerator for basic and diluted earnings per limited partner unit:
Net income	$136	$41	$347	$133
Less: General partner’s incentive distribution paid (1)	(32)	(25)	(60)	(49)
Subtotal	104	16	287	84
Less: General partner 2% ownership (1)	(2)	—	(5)	(1)
Net income available to limited partners	102	16	282	83
Adjustment in accordance with EITF 07-04 (1)	—	(5)	(5)	(7)
Net income available to limited partners in accordance with EITF 07-04	$102	$11	$277	$76

Denominator:
Basic weighted average number of limited partner units outstanding	129	120	126	118
Effect of dilutive securities:
Weighted average LTIP units	1	1	1	1
Diluted weighted average number of limited partner units outstanding	130	121	127	119

Basic net income per limited partner unit	$0.79	$0.09	$2.20	$0.65

Diluted net income per limited partner unit	$0.78	$0.09	$2.18	$0.64

(1) We allocate net income to our general partner based on the distribution paid during the current quarter (including the incentive distribution interest in excess of the 2% general partner interest).  EITF 07-04 requires that the distribution pertaining to the current period’s net income, which is to be paid in the subsequent quarter, be utilized within the earnings per unit calculation.  We reflect the impact of this difference as the Adjustment in accordance with EITF 07-04.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Earnings before interest, taxes, depreciation and amortization (“EBITDA”)
Net income reconciliation
Net income	$136	$41	$347	$133
Add: Interest expense	56	49	107	91
Add/(Less): Income tax (benefit)/expense	(2)	5	(1)	3
Earnings before interest and taxes (“EBIT”)	190	95	453	227
Add: Depreciation and amortization	56	52	114	100
EBITDA	$246	$147	$567	$327

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Cash flow from operating activities reconciliation
EBITDA	$246	$147	$567	$327
Current income tax expense	—	(5)	(2)	(6)
Interest expense	(56)	(49)	(107)	(91)
Net change in assets and liabilities, net of acquisitions	(400)	(45)	(201)	322
Other items to reconcile to cash flows from operating activities:
Equity compensation charge	19	18	30	24
Net cash provided by operating activities	$(191)	$66	$287	$576

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Funds flow from operations (“FFO”)
Net income	$136	$41	$347	$133
Equity (earnings)/loss in unconsolidated entities, net of distributions	(2)	3	(3)	5
Depreciation and amortization	56	52	114	100
Deferred income tax benefit	(2)	—	(3)	(3)
FFO	188	96	455	235
Maintenance capital	(22)	(17)	(43)	(37)
FFO after maintenance capital	$166	$79	$412	$198

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS (continued)

(In millions, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net income and earnings per limited partner unit excluding selected items impacting comparability

Net income	$136	$41	$347	$133
Selected items impacting comparability	(6)	91	(55)	102
Adjusted net income	$130	$132	$292	$235

Net income available to limited partners under EITF 07-04	$102	$11	$277	$76
Limited partners’ 98% of selected items impacting comparability	(6)	89	(54)	100
Adjusted limited partners’ net income	$96	$100	$223	$176

Adjusted basic net income per limited partner unit	$0.74	$0.84	$1.77	$1.49

Adjusted diluted net income per limited partner unit	$0.74	$0.83	$1.75	$1.48

Basic weighted average units outstanding	129	120	126	118
Diluted weighted average units outstanding	130	121	127	119

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
EBITDA excluding selected items impacting comparability
EBITDA	$246	$147	$567	$327
Selected items impacting comparability	(6)	91	(55)	102
Adjusted EBITDA	$240	$238	$512	$429

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036